EXHIBIT 10.2

SPECIMEN

THINK PARTNERSHIP INC. d/b/a KOWABUNGA!

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of the latest date entered in the signature blocks hereof (the “Effective Date”), by and between THINK PARTNERSHIP INC. d/b/a KOWABUNGA!, a Nevada corporation (“Company”), and [NAME OF EMPLOEE] (the “Employee”), is entered into as follows:

WHEREAS, the Company has established the Think Partnership Inc. 2005 Long-Term Incentive Plan (“Plan”), a copy of which can be obtained by written or telephonic request to the Company Secretary, and which Plan is made a part hereof; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) determined by Unanimous Written Consent of May 22, 2008 (the “Grant Date”), that the Employee be granted shares of the Company’s Common Stock, $0.001 par value per share (“Stock”) subject to the terms, conditions and restrictions as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties hereby agree as follows:

1.

Grant of Stock.  Subject to the terms and conditions of this Agreement and of the Plan, as of the Grant Date the Company hereby grants to the Employee [No. Shares] shares (the “Shares”) of Stock.  As long as the Shares are subject to the Restrictions set forth in Section 2 of this Agreement, the Shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares.”

2.

Restrictions.  The Shares, Restricted Shares or rights granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 4 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as “Restrictions”) until the Shares becomes vested and the Restrictions lapse in accordance with Section 3. The period of time between the date hereof and the date the Shares becomes vested and the Restrictions lapse as to Restricted Shares is referred to herein as the “Restriction Period.”

3.

Lapse of Restrictions.  The interest of the Employee in the Shares shall vest, and the Restrictions on the Restricted Shares granted under this Agreement shall simultaneously lapse, as to one-third of such Shares on the first anniversary of the Grant Date, and as to an additional one-third on each of the two succeeding anniversary dates, so as to be 100% vested on the third anniversary thereof, specifically conditioned upon the Employee’s continued employment with the Company on each vesting date. Notwithstanding the foregoing, in the event the Employee is terminated “without cause” (as hereinafter defined) during the one year period following a “Change of Control” (as defined in the Plan), the interest of the Employee in the Shares shall vest as to 100% of the then unvested Restricted Stock upon such Change in Control.  Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Employee an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.  For purposes of this Agreement, “without cause” shall refer to the Employee being terminated for any reason other than any of the following events as determined in the sole judgment of the Company’s Chief Executive Officer: (1) the Employee’s neglect of, or negligence in, the performance of his duties; (2) the Employee’s failure or refusal to follow written instructions given to him by his manager or a Company executive; (3) the Employee’s violation of any provision of the Company’s Bylaws or of any of its other written policies, standards, or regulations; (4) the Employee’s being investigated, indicted, convicted or plea bargaining in regard to any criminal offense, other than a misdemeanor not involving moral turpitude or a minor traffic violations; (5) the Employee’s violation or breach of any material term, covenant or condition contained in this Agreement; (6) the Employee’s commission of any act of fraud, undisclosed or unapproved self-dealing, diversion of any corporate opportunity to himself or any third party or malfeasance against or concerning the Company and/or its subsidiaries; (7) the Employee engaging in any activities which, or facilitating any third party to, compete with the then current or planned business of the Company, or engaging in any other act which is willfully disloyal, deliberately dishonest, or demonstrably and materially injurious to the Company and/or its Subsidiaries, or any of their reputations or business interests; or (8) failure of the Employee to perform his assignments and duties at a level which is deemed to be acceptable or satisfactory by the Company’s Chief Executive Officer.

4.

Forfeiture of Restricted Shares. In the event that the Employee or the Company terminates the Employee’s employment with the Company or any of its subsidiaries for any reason whatsoever, such event shall constitute an “Event of Forfeiture” and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Employee to the Company without payment of any consideration by the Company, and neither the Employee nor any successor, heir, assign or personal representative of the Employee shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them.

5.

Legend.  All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

SALE, TRANSFER, OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BY THE COMPANY AND THIS REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

THIS SECURITY HAS BEEN ISSUED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PURSUANT TO A THEN EFFECIVE REGISTRATION STATEMENT ON FORM S-8, REGISTRATION NO. 333-13766. THERE IS NO ASSURANCE THAT THIS REGISTRATION STATEMENT SHALL REMAIN IN EFFECT. THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, FILED UNDER THE ACT COVERING THE SECURITY, OR (2) UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OPINING THAT THIS SECURITY MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR ANY THEN APPLICABLE LAW.

6.

Escrow.  The certificate or certificates evidencing the Restricted Shares subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction to be held in escrow until such Restricted Shares are released to the Employee or forfeited in accordance with this Agreement. The Employee shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Employee.  The Restricted Shares may also be held in a restricted book entry account in the name of the Employee. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent to the Employee.  If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company’s treasury.

7.

Employee Shareholder Rights.  During the Restriction Period, the Employee shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Restricted Shares, as set forth in Section 3 and except as set forth in Section 7.  Accordingly, the Employee shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

8.

Changes in Stock.  In the event that, as a result of any merger or sale of all or substantially all of the assets or other acquisition of the Company and by virtue of any such change, the Employee shall, in the Employee’s capacity as owner of unvested shares of Stock which have been awarded to the Employee (the “Prior Stock”), be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

9.

Disability Termination or Permanent and Total Disability of Employee. In the event of a Disability Termination or permanent and total disability of the Employee, any unpaid and undelivered but vested Stock shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

10.

Death of Employee.  In the event of the Employee’s death after the vesting date but prior to the payment and delivery of Stock, said Stock shall be paid to the Employee's estate or designated beneficiary.

11.

Taxes.  The Employee shall be liable for any and all taxes, including withholding taxes, arising out of purchase or acquisition of the Shares or the vesting of Shares hereunder. If the Employee makes any tax election relating to the treatment of the Shares under the Internal Revenue Code of 1986, as amended (the “Code”), at the time of such election the Employee shall promptly notify the Company of such election.  The Employee understands that the failure to timely make an election and complete the related filing may result in the recognition of ordinary income by the Employee, as the Restrictions lapse, on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.  The Company and the Employee acknowledge and agree that the purchase or acquisition price of the Shares is zero. The Employee agrees to seek and retain, at the Employee’s sole expense, such professional tax advice as the Employee deems appropriate and hereby releases and discharges the Company from any and all claims or liability in any way relating to taxes on the Shares.

The following paragraph is for information purposes only and shall not constitute any form of tax advice, agreement, representation, warranty or otherwise by the Company:  The Employee acknowledges and understands that Section 83 of the Internal Revenue Code of 1986, as amended, taxes as ordinary income the difference between the amount paid for the Shares, if any, and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  The Employee understands that if such provision is applicable to him he may elect to be taxed at the time the Shares are acquired or purchased rather than when and as the Restrictions Lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase or acquisition and with his income tax returns for the year to which the 83(b) election pertains.  Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future.  The Employee understands that the failure to timely make this filing may result in the recognition of ordinary income by the Employee, as the Restrictions lapse, on the difference between the purchase or acquisition price and the fair market value of the Shares at the time such restrictions lapse.

THE EMPLOYEE ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY AND NOT THE COMPANY’S, TO TIMELY FILE ANY ELECTION UNDER THE INTERNAL REVENUE CODE, UNDER SECTION 83(b) OR OTHERWISE, AND NEITHER THE COMPANY NOR ITS REPRESENTATIVES SHALL HAVE ANY RESPONSIBILITY OR OBLIGATION TO THE EMPLOYEE REGARDING ANY SUCH ELECTION, FILING OR TAX ADVICE ON THE EMPLOYEE’S BEHALF.

12.

SEC Reporting.  If the Employee is an officer or director of the Company required to report legal or beneficial ownership of Stock, or make any filings, pursuant to any applicable securities laws and rules or regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”), the Effective Date of this Agreement shall mark the date on which the Employee shall be deemed to have acquired the Stock for such reporting and filing purposes.  It shall be the sole and exclusive obligation of the Employee to comply with all such individual reporting and filing requirements and neither the Company nor its representative assumes any obligation, duty or responsibility whatsoever regarding such individual reporting or filing.

13.

Securities Laws Compliance.  It is the sole responsibility of the Employee to comply with the Securities Act of 1933, as amended (the “1933 Act”), and all applicable federal or state securities laws, as they are in effect hereafter, and the requirements of any stock exchange or national market system on which the Shares may be listed at any subsequent time.  The Employee acknowledges and agrees that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance, or, if registered, qualified or listed, to retain such status for any amount of time.  To the extent that the Shares are registered under the Company’s then effective registration statement on Form S-8, Registration No. 333-13766, the Employee may avail himself of the benefits of such registration, provided that the Company shall not be obligated to maintain the effectiveness of such registration for any amount of time.  The Employee acknowledges and agrees that the Shares may have to be held indefinitely unless they are properly registered under the 1933 Act and qualified or registered under other applicable securities laws, rules and regulations, or unless an exemption from such qualification or registration is available.  Without in any way limiting the Employee’s representations set forth above, the Employee further agrees that he shall in no event make any disposition of all or any portion of the Shares, unless and until

(A) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with said registration statement, with ten (10) business days written notice given to the Company prior to any planned disposition; or (B) (1) the Employee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Employee shall have furnished the Company with an opinion of the Employee’s counsel, retained at the Employee’s sole expense, to the effect that such disposition will not require registration of such Shares under the 1933 Act, and (3) such opinion of the Employee’s counsel shall have been reasonably concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

14.

Market Stand-Off.  In connection with any subsequent underwritten public offering of Stock by the Company, the Company (or a representative of the underwriter) may require that the Employee not sell or otherwise transfer or dispose of any Shares during a period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the 1933 Act, related to such public offering.

15.

Investment Representations.  As a material inducement to the Company to issue the Shares to the Employee, and in order to establish the suitability for the Employee of such an investment, the Employee hereby makes the following representations and warranties, and authorizes the Company to rely upon the same:

       (a)  Investment Intent.  The Employee is aware of and familiar with the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach a knowledgeable and informed decision to acquire the Shares.  The Employee is acquiring the Shares for his own account and not with a view to, or for sale in connection with, any distribution of the Shares.

       (b)  Relationship.  The Employee has a preexisting relationship with the Company as an employee.

       (c)  Experience.  The Employee and/or his professional advisors who are not compensated by or affiliated with the Company or a selling agent of the Company (“Representatives”), if any, have such business or financial experience so that the Employee understands the nature of his investment in the Shares and has the capacity to protect his own interests in connection with the purchase or acquisition of the Shares.

       (d)  Risks.  The Employee understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that he must bear the economic risks of the investment in the Company for an indefinite period of time, including the possible loss of his entire investment.  The Employee is able to bear these economic risks and to hold the Shares for an indefinite period.

       (e)  Information.  The Employee and his Representatives, if any, have received all information and data with respect to the Company which the Employee or his Representatives have requested and have deemed relevant in connection with an evaluation of the merits and risks of this investment in the Company, and do not desire any further information or data with respect to the Company prior to the purchase or acquisition of the Shares.

       (f)  Domicile.  The Employee is a bona fide resident and domiciliary, not a temporary transient resident, of and has his principal residence in the State of Florida, and does not have any present intention of moving his principal residence from the State of Florida.

16.

Release of All Earnout Claims.  As a material condition precedent to the grant of the Shares herein made, the Employee hereby agrees to forfeit, release, sell, transfer and assign to the Company, and does hereby so forfeit, release, sell, transfer and assign, any claim, however described, to any and all rights to receive an Earnout Payment or a payment from the Bonus Pool, as such terms are defined in the Agreement dated as of February 17, 2006, by and among Think Partnership Inc., Litmus Acquisition Sub, Inc., Litmus Media, Inc., John Linden and Toby Teeter, as amended and superseded by the Amendment No. 1 to Agreement and Second Amendment to Agreement, made and entered into on March 16, 2006 and August 10, 2006, respectively, by and among the same named parties, which Earnout Payment or Bonus Pool payment shall no longer be payable to the Employee under any circumstances or conditions.  The Company shall be exclusively entitled to receive and retain any Earnout Payment or Bonus Pool payment, if any.  Should any portion of this release of payments contained in this section of this Agreement be declared illegal or unenforceable for any reason by any court of competent jurisdiction and cannot be modified to be fully enforceable, or should the Employee ever contest his release, forfeiture, sale, transfer or assignment of such payments, the Employee shall be required to return, transfer, and/or deliver back to the Company all Shares or an equivalent number of shares of Stock regardless of whether the Employee then own the Shares.

17.

Miscellaneous.

(a)

The Employee, as a condition to acquiring or purchasing the Shares, shall not sell, transfer or pledge any Shares subject to Restrictions other than in the manner expressly permitted in this Agreement, and any such sale, transfer or pledge of the Shares in violation of this Agreement shall be void.  The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b)

The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his or her address then on file with the Company.

(d)

Nothing contained in the Plan or this Agreement, nor any provisions under either, shall be construed so as to grant the Employee any right to remain in the employ of the Company or affect any right which the Company may have to terminate the employment of the Employee at any time or for any reason.

(e)

This Agreement constitutes the complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements or understanding among the parties with respect to its subject matter. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Company and the Employee.  The specific terms and conditions of this Agreement supersede and govern in the event of any conflict with the Plan.

(f)

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision of this Agreement, except as provided in Section 16 hereof.

(g)

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. The Employee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement.  The Employee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement, except where the Company’s Chief Executive Officer is authorized to decide and interpret matters as provided in this Agreement.

(h)

This Agreement, together with all amendments hereof, waivers and consents hereunder, and disputes or controversies arising under or in connection with this Agreement, shall be governed and determined exclusively by the internal law of the State of Florida, without regard to the conflicts of law principles thereof. The parties hereto by their execution hereof irrevocably (i) agree that any legal suit, action or proceeding arising from or related to this Agreement must be instituted in a State or Federal Court of competent jurisdiction located as close as possible to Clearwater, Florida; (ii) waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding, including, but not limited to, on the grounds that any such action or proceeding in either of such Courts has been brought in an inconvenient forum; (iii) submit and consent to service of any summons, complaint or any other process that may be served in such actions brought in said Courts; (iv) submit and consent to personal jurisdiction of any such Court in any such suit, action or proceeding; and (v) fully waive and forever relinquish any right to a jury trial in any such Court in any such suit, action or proceeding.

(i)

The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and form no part of this Agreement.  The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

[INTENTIONALLY LEFT BLANK]

THIS RESTRICTED STOCK AGREEMENT is executed and delivered by the undersigned individual and corporation in their full legal capacities intending to be legally bound thereby.

COMPANY: THINK PARTNERSHIP INC. By: Name: Title: Date: ______________________________
EMPLOYEE: [NAME OF EMPLOEE], individually _________________________________ Date: ____________________________

RETAIN THIS AGREEMENT FOR YOUR RECORDS

AMENDMENT AGREEMENT NO. 1

THIS AMENDMENT AGREEMENT NO. 1 (this “Agreement”) is made as of June 23, 2008, by and among JOHN LINDEN (“Employee”) and THINK PARTNERSHIP INC. d/b/a KOWABUNGA! (the “Company”).

WHEREAS, Employee and the Company entered into the Restricted Stock Agreement dated of even date herewith (the “Restricted Stock Agreement”); and

WHEREAS, the Restricted Stock Agreement is a generic type of agreement generally used by the Company for all grants of restricted stock under its 2005 Long-Term Incentive Plan (“Plan”); and

WHEREAS, Employee and the Company desire to amend the Restricted Stock Agreement in order to provide to Employee certain specific terms and conditions which are not generally made available to other employees of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.

AMENDMENT OF RESTRICTED STOCK AGREEMENT

The Restricted Stock Agreement is hereby modified, revised and amended as hereinafter specified.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Restricted Stock Agreement.  Except as hereby amended, the Restricted Stock Agreement shall remain in full force and effect pursuant to the terms and conditions thereof.

(a)

The following Sections are deleted in their entirety:  2, 3, 4, 6, 7, 9 and 10.

(b)

Section 5 is amended by eliminating from all certificates representing the Shares the first stated legend.

By way of explanation and not limitation, it is the intent of the Company by these amendments that none of the Shares as of the Grant Date be subject to Restrictions or an Event of Forfeiture.

2.

CAPTIONS

The use of captions in this Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Agreement.

3.

SEVERABILITY

If any provision of this Agreement shall, for any reason, be held unenforceable by a court of competent jurisdiction, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

4.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

5.

BINDING EFFECT

Subject to all restrictions provided for in this Agreement, the underlying Restricted Stock Agreement or by any applicable law limiting assignment and transfer of this Agreement or the underlying Restricted Stock Agreement by Employee, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof and thereof.  Neither this Agreement nor any term or condition hereof may be amended, waived, discharged or terminated except by a written instrument signed by Employee and the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

EMPLOYEE

____________________________________

John Linden, strictly in his individual capacity

THINK PARTNERSHIP INC.

By__________________________________

     Stan Antonuk, Chief Executive Officer